Exhibit 23.8

Consent of Director Nominee

I, Alexander Tabibi, do hereby consent to the inclusion of biographical information about me, including my name, age, positions with Medical Transcription Billing, Corp., a Delaware corporation (the "Company") and its subsidiary, my expected term as a director of the Company and the other information required to be provided in the Company's Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission and any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed under the Securities Act which information will appear principally in the sections entitled "Management--Executive Officers and Directors" and “Principal Stockholders”. I further consent to the filing of this consent as an exhibit to the Registration Statement and any amendment or supplement thereto.

/s/ Alexander Tabibi

Alexander Tabibi

Date: May 30, 2014